EXHIBIT 10.2


A Translation from Chinese language


                        EMPLOYMENT AGREEMENT

Party A: Oriental Automotive Parts Development (China) Co., Ltd.

Party B: Hongwei Zhang

In accordance with the national laws and rules and regulations of City of Shanghai, both parties voluntarily enter into the following employment agreement:

1.   Term

   (1) The term of this employment agreement shall be start on January 28, and shall expire on December 31, 2005.

   (2) This Agreement may be renewed if agreed by both parties. The renew notice shall be delivered to the other party one month prior to the expiration date of this Agreement.

   (3) The renewal of this Agreement shall be in accordance with the provisions of Labor Law of the People's Republic of China.

2.  Position

   (1)  The position shall be Chief Executive Officer and President of
Party A.

    (2) Under certain circumstances, Party A has the right to amend the responsibilities of Party B if required by business operations of Part A.

3.  Working Conditions

    (1) Party B shall provide Party A with 40 hours of services a week, 8 hours a day.

    (2) Party A shall provide satisfactory working environment to Party B in accordance with the rules and regulations of Labor Law.

     (3) Party A shall provide Party B with necessary labor protection devices as necessary for performing such job responsibilities as required by the position offered in this Agreement.

4.   Compensations

    (1)  The monthly salary of Party B shall be RMB 5,000.

    (2) Party B shall be entitled to receive all health, welfare, and retirement insurance benefits and other fringe benefits in according with the governmental policies in effect from time to time.

     (3) Party B shall be entitled to have all sick days, family days, marriage days and other days that offered by the governmental regulations of Labor law.

     (4) Party A shall pay retirement insurance, unemployment insurance, employer medical premium and governmental pension fund for Party B.

5.  Discipline and Rewarding

   (1) Party B shall obey all the laws in the People's Republic of China.

   (2) Party B shall obey all regulations and rules that Party A formulates in operating its business.

   (3) Party B may be rewarded for his performance.

   (4) Party B may be disciplined by Party A in accordance with the Labor Law of the People's Republic of China.

6.  Amendment and Termination

    (1) Upon the signing of this Agreement by both parties, the Agreement can be changed or amended only after both parties have reached an agreement on the terms and conditions of the Agreement.

    (2) If no agreement has been reached, this Agreement shall be expired on the date pursuant to this Agreement. This Agreement may be renewed if agreed by both parties. The renew notice shall be delivered to the other party one month prior to the expiration date of this Agreement.

    (3)  Party B may be fired if one of the following occurred:

       (i)   He has not performed as good as required by Party A;
       (ii)  He materially breached the regulations and rules of Party A;
       (iii) He seeks personal gain with the expenses of Party A; and
       (iv)  He involved criminal activities.

7.  Other

   (1) When there is a disagreement between both parties, both parties shall apply for arbitration. If no agreement can be reached by arbitration, each party may take legal action against the other party in the court.

   (2)  This Agreement has four copies, two for each party.

   (3) This Agreement shall be in accordance with all national laws and regulations, if certain terms of this Agreement are conflict with national laws and regulations of China, then national laws and regulations shall prevail.


Oriental Automotive Parts Development (China) Co., Ltd.


By:  Corporate Seal
-------------------------------------
Oriental Automotive Parts Development
(China) Co., Ltd



Hongwei Zhang


/s/ Hongwei Zhang
--------------------------
Hongwei Zhang

Date: January 28, 2003






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